UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2006 (April 13, 2006)

National Health Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13487	52-2059888
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1402
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 13, 2006, National Health Realty, Inc. issued a press release announcing the receipt of a Warning Letter of the American Stock Exchange regarding non-compliance with Sections 121(A)(1), 121(B)(2)(a) and 121(B)(a)(ii) of the Amex Company Guide. This non-compliance is due to the unexpected death on March 31, 2006 of board member and audit committee chairman Joel H. Jobe. A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Realty, Inc.

By:/s/ Robert G. Adams
Name: Robert G. Adams
Title: President

Date: April 14, 2006

Exhibit Index

Number	Exhibit
99	Press release, dated April 13, 2006